                                                          EXHIBIT NO. 10.2

                                  PART II
                                "[RIG NAME]"
                         STANDARD BAREBOAT CHARTER


1.   Definitions

     In this Charter, the following terms shall have the meanings hereby assigned to them:

     "The Owners" shall mean the person or company registered as Owners of the Vessel and identified in Box 3.

     "The Charterers" shall mean the Bareboat charterers identified in Box 4 and shall not be construed to mean a time charterer or a voyage charterer.

     All references herein to a Box shall mean the Boxes set forth in Part I of this Charter.

2.   Delivery

     The Vessel shall be delivered and taken over by the Charterers at the place indicated in Box 13, effective as of the "Time for delivery" shown in Box 14.

     The delivery to the Charterers of the Vessel and the taking over of the Vessel by the Charterers shall constitute a full performance by the Owners of all the Owners' obligations under this Clause 2. The Vessel shall be deemed delivered to and taken over by Charterer's "AS IS, WHERE IS" without any representation or warranty as to condition or suitability for intended purpose. Further, there shall not be any representation or warranty, express or implied, as to physical condition, equipment, seaworthiness or fitness for any purpose which, for purposes of this Charter, shall survive the sale and purchase of the Vessel.

     Charterer acknowledges and affirms that it has had the opportunity to inspect the Vessel, its appurtenances, equipment, accessories, spares and inventories, maintenance records and manuals, survey and inspection reports and recommendations, drawings and other technical information to its satisfaction. Charterer further acknowledges and affirms that it has made its own independent inspection of the Vessel and its own independent investigation and analysis of the Vessel and the Vessel's equipment and property and its decision to charter the Vessel is based solely upon this independent investigation, analysis and verification.

     CHARTERER  ACCEPTS THE  VESSEL  AND  ITS  EQUIPMENT  "AS  IS"  IN  THE
     CONDITION IN WHICH IT EXISTS AT THE TIME OF DELIVERY, AND ITS ACCEPTANCE IS WITH THE EXPRESS AGREEMENT THAT SAID CHARTERING SHALL BE WITHOUT WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, AND ADDITIONALLY
     THERE IS NO WARRANTY OF MERCHANTABILITY AND/OR FITNESS FOR ANY PARTICULAR PURPOSE PERTAINING TO THE VESSEL, ITS APPURTENANCES, ACCESSORIES, EQUIPMENT, SPARES OR INVENTORIES, AND FURTHER THERE IS NO



     WARRANTY THAT THE VESSEL AND ITS EQUIPMENT ARE FREE FROM LATENT DEFECTS OR THAT THEY ARE SUITABLE FOR THEIR INTENDED PURPOSE, OR THAT THERE WILL BE NO FURTHER EXCEPTIONS OR OUTSTANDING DISCREPANCIES TO CLASS BEYOND THOSE MAINTAINED BY ABS AT THE TIME OF DELIVERY, OR THAT THE VESSEL IS INSURABLE OR IN CONDITION TO HAVE ANY PREVIOUS CLASSIFICATION REINSTATED OR TO BE CLASSED BY CLASSIFICATION SOCIETY.

3.   Time for Delivery

     The Vessel to be delivered as per the date indicated in Box 14 unless with the Charterers' consent.

4.   Effectiveness of Charter

     This Charter shall become effective upon the date and time of delivery of the Vessel.

5.   Trading Limits

     The Vessel shall be employed within the Vessel's specified capacities, certifications and class.

     The Charterers undertake not to employ the Vessel or suffer the Vessel to be employed otherwise than in conformity with the terms of this Charter.

     The Charterers also undertake not to employ the Vessel or suffer her employment in any trade or business which is forbidden by the law of any country to which the Vessel may sail or is otherwise illicit or in carrying illicit or prohibited goods or in any manner whatsoever which may render her liable to condemnation, destruction, seizure or confiscation.

6.   Surveys

     Survey on Delivery and Redelivery - The Owners and Charterers mutually agree to jointly appoint an independent surveyor for the purpose of documenting and recording the condition of the Vessel at the time of delivery and redelivery hereunder. The Owners shall bear all expenses of the On-Survey including loss of time, if any, and the Charterers shall bear all expenses of the Off-Survey including loss of time, if any, at the rate of hire per day or pro rata. The Surveys at the time of delivery and redelivery shall take place on location as provided in Boxes 13 and 16, respectively.

7.   Inspection

     Inspection - The Owners shall have the right at any time to inspect or survey the Vessel or instruct a duly authorized surveyor to carry out such survey  on their behalf to ascertain  the condition of the Vessel and  satisfy themselves that the Vessel is being properly repaired and
     maintained.    Such  inspection   or  survey  shall  not  unreasonably
     interfere with  the operations of the  Vessel.  The Owners  shall have the right to require the Vessel to undergo an underwater inspection if
     the  Charterers   are  not  conducting  surveys   and  inspections  in



     accordance with ABS rules. The fees for such inspection or survey shall, in the event of the Vessel being found to be in the condition provided in Clause 9 of this Charter, be payable by the Owners and shall be paid by the Charterers only in the event of the Vessel being found to require repairs or maintenance in order to achieve the condition so provided. All time taken in respect of inspection, survey or repairs shall count as time on hire and shall form part of the Charter period.

     The Charterers shall also permit the Owner to inspect the Vessel's log books whenever requested. Furthermore, Charterers shall furnish Owners with full information regarding any casualties or other accidents or damage to the Vessel. For the purpose of this Clause, the Charterers shall keep the Owners advised from time to time as Owners may request, as to the current status of operations involving the Vessel, provided the Charterer shall be under no obligation to violate a confidentiality agreement with its customer.

8.   Inventories and Consumable Stores

     A complete inventory of the Vessel's entire equipment, outfit, appliances and of all consumable stores on board the Vessel shall be made by the Charterers in conjunction with the Owners on delivery and again on redelivery of the Vessel. Any difference in the quantities of water and unbroached provisions, paints, oils, ropes and other consumable stores on the Vessel reflected between the inventory performed when the Vessel was delivered to Charterer and the inventory conducted upon the Vessel's redelivery to Owner shall be paid by the Owner in the case of any excess upon redelivery and by Charterers in the case of a shortfall. Payment shall be based upon current market prices for such commodities at a place mutually agreeable to both Owner and Charterers.

     In the case of bunkers and unused lubricating oils on board the Vessel on redelivery to Owners, Owners shall purchase all such bunkers and unused lubricating oils at Charterer's cost or the current market price for such commodities at the port nearest the redelivery location, whichever is less.

9.   Maintenance and Operation

     (a) The Vessel shall during the Charter period be in the full possession and at the absolute disposal for all purposes of the Charterers and under their complete control in every respect including, without limitation, its operation and navigation. The Charterers shall maintain the Vessel, her machinery, boilers, appurtenances and spare parts, in a good state of repair and
          efficient  operating   condition  and  in  accordance  with  good
          commercial maintenance practice and they shall keep the Vessel with unexpired classification of the class indicated in Box 10 and with other required certificates in force at all times. The Charterers shall take immediate steps to have the necessary repairs done within a reasonable time failing which the Owners shall have the right of withdrawing the Vessel from the service of the Charterers without notice of any protest and without



          prejudice to any claim the Owners may otherwise have against the Charterers under the Charter.

          Unless otherwise agreed, in the event of any improvement, structural change or new equipment becomes necessary for the continued operation of the Vessel by reason of new class requirements, or by compulsory legislation or regulation then the cost of compliance shall be shared between the parties concerned in order to achieve a reasonable distribution thereof as between the Owners and the Charterers, having regard, inter alia, to the length of the period remaining under the Charter. In the absence of agreement, the matter shall be referred to arbitration according to Clause 26.

          The Charterers are required to establish and maintain financial security or responsibility in respect of oil or other pollution damage as required by any government, including Federal, state or municipal or other division or authority thereof, to enable the Vessel, without penalty or charge, lawfully to enter, remain at, or leave any port, place, territorial or contiguous waters of any country, state or municipality in performance of this Charter without any delay. This obligation shall apply whether or not such requirements have been lawfully imposed by such government or division or authority thereof. The Charterers shall make and maintain all arrangements by bond or otherwise as may be necessary to satisfy such requirements at the Charterers' sole expense and the Charterers shall indemnify the Owners against all consequences whatsoever (including loss of time) for any failure or inability to do so.

     (b) The Charterers shall at their own expense and by their own procurement man, victual, navigate, operate, supply, fuel and repair the Vessel whenever required during the Charter period and they shall pay all charges and expenses of every kind and nature whatsoever incidental to their use and operation of the Vessel under this Charter, including any foreign general municipality and/or state taxes. The Master, officers and crew of the Vessel shall be the servants of the Charterers for all purposes whatsoever.

          Charterers shall comply with the regulations regarding officers and crew in force in the country of the Vessel's flag or any other applicable jurisdiction including, without limitation, the laws of the jurisdiction where the Vessel is operating.

     (c) During the currency of this Charter, the Owner shall have the right to change the Vessel's name and flag. Charterers, as part of their obligation to maintain the Vessel, shall keep the Vessel painted and free of rust in accordance with Charterer's standard maintenance practices.

     (d) The Charterers shall make no structural changes in the Vessel, including, without limitation, changes in the machinery, cranes, pumps, generators, appurtenances or spare parts thereof, without in each instance first securing the Owner's prior written



          approval thereof, such approval not to be unreasonably withheld. All such structural changes shall become the property of Owners upon redelivery of the Vessel.

     (e) The Charterers shall have the use of all outfit, equipment and appliances on board the Vessel at the time of delivery, provided the same or their substantial equivalent shall be returned to the Owners on redelivery in the same good order and condition as when received, ordinary wear and tear excepted. The Charterers shall from time to time during the Charter period replace such items of equipment as shall be so damaged or worn as to be unfit for use. The Charterers are to ensure that all repairs to or replacement of any damaged, worn or lost parts or equipment be effected in such manner (both as regards workmanship and quality of materials) as not to diminish the value of the Vessel. Subject to Clause 9(d) above, the Charterers have the right to fit additional equipment at their expense and risk but such equipment shall become the property of Owners at the end of the Charter unless otherwise agreed in writing by the Owners and Charterers.

          Any equipment, including radio equipment on hire on the Vessel at time of delivery, shall be kept and maintained by the Charterers and the Charterers shall during the Charter period be responsible for any lease contracts in connection therewith and shall pay for all expenses incurred in connection therewith, also for any new equipment required in order to comply with radio regulations.

     (f) The Charterers shall conduct underwater surveys of the Vessel and clean and paint her underwater parts whenever the same may be necessary, and in accordance with good maintenance practices and ABS rules.

10.  Hire

     (a) Commencing on the date and hour of delivery of the Vessel to Charterers as shown in Box 14, Charterers shall pay to the Owners for the hire of the Vessel a rate (the "Hire") of USD __________, which rate shall remain in effect through 31 December, 1996. Thereafter, on January 1, 1997 and each succeeding anniversary of this Charter, the Hire shall be adjusted by a percentage equal to the United States Consumer Price Index (the applicable CPI to one which Owners and Charterers may mutually agree); however, in no event shall the Hire be less than USD ___________. Hire shall continue until the date and hour when the Vessel is redelivered by the Charterers to her Owners. In the event the Vessel is idle for more than thirty (30) consecutive days, the Hire shall be reduced by fifty percent (50%) for so long as the Vessel is continuously idle subsequent to such thirty (30) day period.

     (b) Payment of Hire shall be made in cash, without discount, commencing no later than the thirtieth (30th) day of the month following the month of delivery as referred to in Box 14 and thereafter no later than the same day (i.e., the 30th day) of each succeeding month in the currency and in the manner indicated in Box 23 and at the place mentioned in Box 24.



     (c) Payment of Hire for the delivery date and redelivery date of the Vessel if less than a full day shall be calculated proportionally according to the number of hours (rounded to the nearest quarter hour) in the particular day.

     (d) Should the Vessel be lost or missing, Hire to cease from the date and time when she was lost, or last heard of. Any Hire paid in advance to be adjusted accordingly.

     (e) Time shall be of the essence in relation to payment of Hire. Any default of payment extending beyond a period of five (5) business days from the date of Charterers receipt of notice from Owners concerning such default shall entitle the Owners to withdraw the Vessel from the service of the Charterers without notice of any protest and without interference by any court or any other formality whatsoever, and shall, without prejudice to any other claim the Owners may otherwise have against the Charterers under the Charter, entitle Owners to damages in respect of all costs and losses incurred as a result of the Charterers' default and the ensuing withdrawal of the Vessel including, without limitation, legal fees incurred in the collection of such damages.

     (f) Any delay in payment of Hire shall entitle the Owners to interest at the rate per annum as agreed in Box 22.

11.  Mortgage

     As of the date hereof, Owners has no arrangements to mortgage the Vessel, except as described on Appendix A attached hereto. However, Owners shall have the right at any time during the term of this Charter, in their sole discretion, to effect a mortgage upon the Vessel. In the event Owner effects such a mortgage, notice of such mortgage shall be given to Charterer and if requested by Owner, displayed in a prominent location on the Vessel. Furthermore, it shall be a condition of any such mortgage, that the mortgagee issue a written covenant to the Charterers, in a form and substance reasonably acceptable to the Charterers, giving reasonable assurance to the Charterers that the Charter will continue undisturbed so long as the Charterers meet all of their obligations hereunder.

12.  Insurance and Repairs

     (a) During the Charter period the Vessel shall be kept insured. Insurances maintained shall include:

          (1) Workmen's Compensation and Employer's Liability Insurance, or the equivalent thereof, if required, in accordance with applicable Federal, state, maritime and other laws governing the Vessel or its crew subject to a limit of liability as required by applicable law.

          (2) Comprehensive General Liability Insurance with limits of liability of not less than the following:



               (a)  Bodily Injury - Any One Occurrence
                    USD 1,000,000

               (b)  Property Damage  -  Combined Single Limit
                    USD 5,000,000

               Such Comprehensive General Liability Insurance to include:

               (i) Contractors' Protective Liability covering any work subcontracted by Charterer;

              (ii) Contractual Liability, insuring Owner in respect to all obligations set forth under the Charter;

             (iii) Coverage for property damage due to blowout, fire and explosion;

              (iv) An "in rem" endorsement stating that an action "in rem" shall be treated as a claim against the insured "in personam;"

               (v)  Deletion of any watercraft exclusion; and

              (vi) "Extended Reporting Provision" if policy is written on a claims-made basis and is non-renewed or cancelled.

             (vii)  Completed Operations Liability coverage.

          (3) Comprehensive Automobile Liability Insurance covering all owned, non-owned and hired automotive equipment; policy limits to be in accordance with applicable laws.

          (4) Hull and Machinery Insurance covering the Vessel, including its equipment, spares and appurtenances, chartered by Charterer, the amount of such insurance to be no less than USD 35,000,000. The insurance shall cover the Vessel in the event it is towed or accepts towage contracts. Furthermore, any language in the Hull and Machinery policy which limits coverage to an insured who is not an owner shall be deleted.

          (5) War Risk Coverage, if required, as determined by Owner, covering the Vessel, its equipment, spares and appurtenances, during the term of the Charter in the minimum amount of USD 35,000,000;

          (6) Standard Protection & Indemnity Insurance at least equal to USD 1,000,000. Such Insurance shall include Marine Vessel Liability coverage for all chartered or hired vessels or other marine equipment, voluntary "Removal of Wreck" coverage and Pollution Insurance. Any language and any Protection and Indemnity Insurance policy which limits coverage to an insured who is not an owner shall be deleted.

          (7) Unless carried by the air carrier as required by law or regulation, Owned or Chartered Aircraft Liability Insurance



               with  a combined  single limit  of Bodily  Injury (including
               passenger)  and  Property  Damage  of  USD  10,000,000   per
               occurrence.

          (8) Excess Liability or Umbrella Insurance, excess of the scheduled underlying liability insurance is including Comprehensive General Liability, Automobile Liability and Protection & Indemnity, in the amount of USD 150,000,000.

          The foregoing Insurances to be maintained throughout the Charter period shall be the responsibility of Charterers; provided, however, that Charterers may request Owners to provide such Insurances through Owners' underwriters in which event Owners will secure such coverages in accordance with the provisions of this Clause 12 and thereafter invoice Charterers for the cost of all premiums associated therewith. Any invoice for such premiums shall be paid by Charterers within sixty (60) days after receipt.

          All insurance policies required hereunder as provided above shall be in a form and with underwriters as approved by Owners, such approval not to be unreasonably withheld. Furthermore, Owners shall be listed as a named insured and joint loss payee on the Hull and Machinery and War Risk policies for amounts in excess of USD 250,000 without liability for any premiums or club calls, however, Charterers agree to cause their underwriters to endorse the Hull and Machinery Policy and War Risk Policy required hereunder so that in the event of a total loss of the Vessel (actual, constructive, compromised, or agreed), all proceeds of such insurance, up to USD 35,000,000, shall be paid to Owners, as the sole loss payee. The policies shall also provide that Owner will be given at least thirty (30) days' notice of cancellation or material alteration. Notwithstanding any provision herein to the contrary, any deductibles, sue and labor, and salvage charges shall be for the account of Charterers.

          All  policies of  insurance  provided by  Charterers as  required hereunder shall contain a waiver of subrogation endorsement whereby underwriters waive their right to subrogation (whether by loan receipts, equitable assignment or otherwise) against Owners, their subsidiaries, affiliated companies, employees, officers, directors or otherwise. Furthermore, all coverages required hereunder shall be primary in relation to any policies of insurance carried by Owners themselves.

          The Charterers shall, subject to the approval of the Owners and the Underwriters and unless otherwise agreed, effect all insured repairs and shall undertake settlement of all costs in connection with such repairs as well as insured charges, expenses and liabilities (reimbursement to be secured by the Charterers from the Underwriters) to the extent of coverage under the insurances herein provided for.

          Unless otherwise agreed between Owners and Charterers, the Charterers shall remain responsible for and to effect repairs and settlement of costs and expenses incurred thereby in respect of



          all other repairs not covered by the insurances and/or not exceeding any possible franchise(s) or deductibles provided for in the insurances.

          All time used for repairs under the provisions of this sub-clause
          (a) of this Clause including any deviation shall count as time on Hire and shall form part of the Charter period.

     (c) Should the Vessel become an actual, constructive, compromised or agreed total loss under the insurances required under sub-clause
          (a) of this Clause 12, Owners shall receive from the insurance proceeds an amount equal to the Vessel's agreed upon value of the Hull and Machinery Insurance which shall be USD 35,000,000, excess of any deductible; provided, however, that the Owners' receipt of insurance proceeds under such Hull and Machinery Insurance shall not vitiate Charterer's obligation to Owner to pay any accrued or unpaid Hire, including any Hire payable on the date of such loss, and (ii) all other sums that may be due and payable on the date of such loss pursuant to the terms of this Charter.

     (d) If the Vessel becomes an actual, constructive, compromised or agreed total loss under the insurances arranged by the Charterers in accordance with sub-clause (a) of this Clause, this Charter shall terminate as of the date of such loss.

     (e) The Owners shall upon the request of the Charterers, promptly execute such documents as may be required to enable the Charterers to abandon the Vessel to insurers and claim a constructive total loss. However, Charterers shall not have the right to compromise or agree that the Vessel is a constructive total loss without first obtaining Owner's prior written consent.

     (f) For the purpose of insurance coverage against marine and war risks under the provisions of sub-clause (a) of this Clause 12, the value of the Vessel is the sum indicated in Box 27.

13.  Insurance, Repairs and Classification

     NOT APPLICABLE.

14.  Redelivery

     The Charterers shall at the expiration of the Charter period redeliver the Vessel at a safe place as indicated in Box 16 or as may otherwise be mutually agreed by the parties hereto. The Charterers shall use their best efforts to give the Owners not less than thirty (30) days prior written notice of the date of redelivery; however, notwithstanding the notice of redelivery required hereby, Charterers shall remain liable to Owners for the payment of Charter Hire for the "Charter period" referred to in Box 20.

     Should the Vessel be involved in operations upon a well location which would preclude its release without jeopardizing the safety and integrity of such well and/or operations, and such causes Charterers



     to hold over the Vessel's redelivery beyond the date given in the notice, Charterers shall continue to be obligated to Owners per the terms of this Charter. Charterers to keep Owners well posted on the anticipated date for redelivery.

     The Vessel shall be redelivered to the Owners in the same or as good structure, state, condition and class as that in which she was delivered, fair wear and tear not affecting class excepted. In all instances the Vessel shall be equipped, including spare parts, equipment and appurtenances, as it was upon the date it was delivered to Charterer. There shall be the same quantity and grade of drilling tubulars with the Vessel (onshore or onboard) upon redelivery as there were at delivery under the Charter. In the event Owners or Charterers have any disagreements with the On- or Off-Survey provided for in Clause 16, they shall notify the other party of such disagreements or objections in writing within 15 days of receipt of the survey report, otherwise such survey will be deemed to be accepted. In the event of a disagreement the parties shall make a good faith effort to resolve the disagreement. Upon resolution of the disagreement the parties shall make any monetary payment required within seven (7) business days of such resolution.

     The Vessel upon redelivery shall have her survey cycles up to date and class certificates valid and free of class recommendations.

     Charterers shall use their best efforts to notify any third party, if requested by Owner, on or before the termination date of the Charter that equipment owned by such third party shall be removed from the Vessel and that any contracts relating to such equipment onboard the Vessel shall be terminated.

15.  Non-Lien and Indemnity

     The Charterers will not suffer, nor permit to be continued, nor shall they have any right, power or authority to create, incur or permit to be imposed upon the Vessel any liens or encumbrances whatsoever, other than liens which may exist by right of law in the ordinary and normal course of business. Further, Charterer covenants and agrees that Charterer shall not assert any lien, claim, charge or encumbrance against the Vessel arising out of or connected with the performance of this Charter.

     The Charterers further agree to fasten to the Vessel in a conspicuous place and to keep so fastened during the Charter period a notice reading as follows:

     "THIS VESSEL IS THE PROPERTY OF ENSCO OFFSHORE COMPANY II. IT IS UNDER CHARTER TO ENSCO OFFSHORE COMPANY AND BY THE TERMS OF THE CHARTER PARTY NEITHER THE CHARTERERS NOR THE MASTER HAVE ANY RIGHT, POWER OR AUTHORITY TO CREATE, INCUR OR PERMIT TO BE IMPOSED ON THE VESSEL ANY LIEN WHATSOEVER."

     The Charterers shall indemnify and hold the Owners harmless against any lien of whatsoever nature arising upon the Vessel during the Charter period while she is under the control of the Charterers, and



     against any claims against the Owners arising out of or in relation to the operation of the Vessel by the Charterers. Should the Vessel be arrested by reason of claims or liens arising out of her operation hereunder by the Charterers, the Charterers shall at their own expense take all reasonable steps to secure that within a reasonable time the Vessel is released and at their own expense put up bail to secure release of the Vessel. Furthermore, Charterers agree to reimburse Owners for any loss, cost or charge suffered or incurred by the Owners in challenging, defending, settling or discharging any such lien, claim, charge or encumbrance and any other losses or cause suffered or incurred by the Owners in any way in connection with such lien, claim, charge or encumbrance arising therefrom.

     Charterers hereby agree to protect, indemnify and save harmless Owners from and against any all claims and costs (including reasonable attorneys' fees and expenses), demands and causes of action on account of any property damage or loss, or personal injury or death suffered by Charterer, any party under contract to Charterer and their respective employees, subcontractors and invitees.

     The indemnity obligations and/or liabilities assumed by Charterers under the terms of this Charter shall be without limit and without regard to the cause or causes thereof, the unseaworthiness of the Vessel, strict liability or the negligence of any party or parties, whether such negligence be sole, joint or concurrent, active or passive. Furthermore, Charterer's indemnity of Owners shall be without regard to and without any right to contribution from any insurance maintained by Owners under this Charter.

16.  Lien

     NOT APPLICABLE.

17.  Towage

     NOT APPLICABLE.

18.  Wreck Removal

     In the event of the Vessel becoming a wreck or obstruction to navigation the Charterers shall indemnify the Owners against any sums whatsoever which the Owners shall become liable to pay and shall pay in consequence of the Vessel becoming a wreck or obstruction to navigation.

19.  Taxes

     Charterers and Owners shall each be responsible for and shall pay any income taxes or similar charges levied against the revenue received by each party pursuant to this Charter. Provided, however, except as otherwise provided herein, Charterer shall be responsible for any local taxes or similar charges arising during the Charter period levied against the Vessel by any federal, state or local governments unless otherwise mutually agreed and shall also be responsible for and pay any employment, payroll and other related taxes for which it is



     liable by law. Charterer shall also be responsible for any duties, taxes or fees resulting from chartering or moving the rig to other jurisdictions. Owners shall be responsible for any taxes or similar charges levied by the United States or the country in which the Vessel is registered. Any taxes resulting from ownership of the rig from other jurisdictions shall be Owners' responsibility.

20.  Assignment and Sub-Demise

     The Charterers shall not assign this Charter nor sub-demise the Vessel to a party, except with the prior consent in writing of the Owners.

21.  Bills of Lading

     The Charterers agree to indemnify the Owners against all consequences or liabilities arising from the Master, officers or agents signing Bills of Lading or other documents.

22.  War

     (a) The Vessel, unless the consent of the Owners be first obtained, is not to be ordered nor continue to any place or any voyage nor be used on any service which will bring her within a zone which is dangerous as the result of any actual or threatened act of war, war, hostilities, warlike operations, acts of piracy or of hostility or malicious damage against this or any other vessel or its cargo by any person, body or state whatsoever, revolution, civil war, civil commotion or the operation of international law, nor be exposed in any way to any risks or penalties whatsoever consequent upon the imposition of sanctions, nor carry any goods that may in any way expose her to any risks of seizure, capture, penalties or any other interference of any kind whatsoever by the belligerent or fighting powers or parties or by any Government or Ruler.

     (b) The Vessel to have liberty to comply with any orders or directions as to departure, arrival, routes, ports of call, stoppages, destination, delivery or in any otherwise whatsoever given by the Government of the nation under whose flag the Vessel sails or any other Government or any person (or body) acting or purporting to act with the authority of such Government or by any committee or person having under the terms of the war risks insurance on the Vessel the right to give any such orders or directions.

     (c) In the event of outbreak of war (whether there be a declaration of war or not) between any two or more of the countries as stated in Box 31, both the Owners and the Charterers shall have the right to cancel this Charter, whereupon the Charterers shall redeliver the Vessel to the Owners in accordance with Clause 14, if she has cargo on board after discharge thereof at destination, or if debarred under this Clause from reaching or entering it at a near open and safe port as directed by the Owners, or if she has no cargo on board, at the port at which she then is or if at sea at a near open and safe port as directed by the Owners, in



          all cases Hire shall continue to be paid in accordance with Clause 10 and except as aforesaid all other provisions of this Charter shall apply until redelivery.

23.  Movement Across Borders

     Charterer must advise Owner if Charterer is bidding the Vessel, submitting a proposal, or negotiating for work in another jurisdiction within the Trading Limits. Charterer to keep Owner informed of status of such work possibilities and to promptly advise Owner of any plans to move the Vessel across international borders.

24.  Law and Arbitration

     If any dispute should arise in connection with the interpretation and fulfillment of this Charter, the same shall be decided by arbitration in the city of Dallas, Texas, U.S.A. and shall be referred to a single Arbitrator to be appointed by the parties hereto. If the parties cannot agree upon the appointment of the single Arbitrator, the dispute shall be settled by three Arbitrators, each party appointing one Arbitrator, the third being appointed by the American Arbitration Association.

     If either of the appointed Arbitrators refuses or is incapable of acting, the party who appointed him, shall appoint a new Arbitrator in his place.

     If one of the parties fails to appoint an Arbitrator, either originally or by way of substitution, for two (2) weeks after the other party having appointed his Arbitrator has sent the party making default notice by mail, cable or telex to make the appointment, the party appointing the third Arbitrator shall, after application from the party having appointed his Arbitrator, also appoint an Arbitrator on behalf of the party making default.

     The award rendered by the Arbitration Court shall be final and binding upon the parties and may if necessary be enforced by the Court or any other competent authority in the same manner as a judgment in the Court of Justice.

     This Charter shall be governed by and subject to the General Maritime Laws of the United States.



25.  Capital Expenditures

     Subject to the approval of the Owners, to the extent required under Clause 9(d), Charterers may, at Charterer's expense, modify, enhance, refurbish, add equipment or fixtures to or otherwise improve the value, structure or marketability of the Vessel. To the extent that expenses incurred by Charterers with respect to any of the foregoing, constitute capital expenditures under generally accepted accounting principles, consistently applied, then Owners shall reimburse Charterers for the actual cost of such capital expenditure within thirty (30) days following the last day of the month during which such expenses were incurred. The Hire payable pursuant to Clause 10(a) shall be increased at the end of any calendar quarter during which a capital expenditure reimbursement is paid by an amount calculated to provide Owners with a fifteen percent (15%) pre-tax return on the capital expenditure over the remaining depreciable life of the Vessel, all as calculated in accordance with generally accepted accounting principles, consistently applied.


     IN WITNESS WHEREOF, this Agreement has been executed to be effective as of 00:00 Central European Time on the ______ day of _______________, 1996.


Witness:                           ENSCO Offshore Company II
                                   "Owners"


_____________________________      By:_________________________
                                      _____________________
                                      Vice President



Witness:                           ENSCO Offshore Company
                                   "Charterers"


_____________________________      By:___________________________
                                      _________________
                                      Vice President